Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

             As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company’s previously filed Registration Statements File No. 333-12503, No. 333-52631, No. 333-62333, No. 333-72149, No. 333-44608 and No. 333-44610 of E*TRADE Group, Inc. on Form S-8, Registration Statements File No. 333-86925, No. 333-89809, No. 333-90557, No. 333-90963, No. 333-91527, No. 333-94457, No. 333-41628 and No. 333-44538 of E*TRADE Group, Inc. on Form S-3, and Registration Statement File No. 333-91467 of E*TRADE Group, Inc. on Form S-4.

      /s/ Arthur Andersen

      Vienna, Virginia
      November 8, 2000